EXHIBIT 99.1

HBT FINANCIAL, INC. COMPLETES MERGER

WITH TOWN AND COUNTRY FINANCIAL CORPORATION

Bloomington, IL, February 1, 2023 – HBT Financial, Inc. (NASDAQ: HBT) (the “Company”, “HBT Financial” or “HBT”), the holding company for Heartland Bank and Trust Company, today announced that it has completed its merger with Town and Country Financial Corporation (“Town and Country”), the holding company for Town and Country Bank. As of December 31, 2022, Town and Country Bank had $923 million in total assets, $662 million in total loans held for investment, and $762 million in total deposits.

The completion of the merger expands HBT Financial’s Illinois footprint into the Springfield, St. Louis Metro East, Decatur, Jacksonville and Quincy markets.

Fred L. Drake, Chairman and Chief Executive Officer of HBT Financial, said, “We are very excited to close this merger with Town and Country. We welcome their customers, staff and shareholders to HBT. We have a long track record of successful bank integrations and plan to make a smooth transition. We are a high-performing community bank and provide a superior banking experience for our customers. The acquisition will offer enhanced lending capabilities to Town and Country’s communities and customers, as well as excellent wealth management and farm management services.”

About HBT Financial, Inc.

HBT Financial, Inc., headquartered in Bloomington, Illinois, is the holding company for Heartland Bank and Trust Company, and has banking roots that can be traced back to 1920. HBT provides a comprehensive suite of business, commercial, wealth management, and retail banking products and services to individuals, businesses and municipal entities throughout Illinois and Eastern Iowa through 68 full-service branches. As of December 31, 2022, HBT had total assets of $4.3 billion, total loans of $2.6 billion, and total deposits of $3.6 billion.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release contains, and future oral and written statements of the Company and its management may contain, "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or “should,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

HBT Financial, Inc.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: (i) the strength of the local, state, national and international economies (including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), acts of war or other threats thereof, or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies, the FASB or the PCAOB; (iv) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of LIBOR phase-out); (vi) increased competition in the financial services sector and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; (xi) unexpected outcomes of existing or new litigation involving the Company; (xii) the economic impact of exceptional weather occurrences such as tornadoes, floods and blizzards; (xiii) potential adverse reactions or changes to business or employee relationships, including those resulting from the acquisition of Town and Country; (xiv) the diversion of management time on transaction-related issues; (xv) the ultimate timing, outcome and results of integrating the operations of Town and Country into those of HBT; (xvi) the effects of the merger on HBT’s future financial condition, results of operations, strategy and plans; and (xvii) the ability of the Company to manage the risks associated with the foregoing. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

CONTACT:

Peter Chapman

HBTIR@hbtbank.com

(888) 897-2276